Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference into the Registration Statements on Form S-8 (see File No. 333-17883, effective December 31, 1996, File No. 333-119664, effective October 12, 2004 and File No. 333-167679, effective June 22, 2010) of our report dated March 30, 2017, with respect to the consolidated financial statements of Inrad Optics, Inc. and Subsidiaries included in the Annual Report on Form 10-K for the year ended December 31, 2016.

/s/ Baker Tilly Virchow Krause, LLP

New York, New York

March 31, 2017